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                                                                    EXHIBIT 10.1



                             STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into effective as of the effective date (the "Grant Date") set forth in the Notice of Grant of Stock Options and Option Agreement attached hereto (the "Notice of Grant"), by RealNetworks, Inc., a Washington corporation (the "Company"), and you (the "Holder").

                                         RECITALS

A. The Company has adopted the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated (the "Plan"), a copy of which has been provided to the Holder (capitalized terms that are used but not defined in this Agreement will have the meanings given those terms in the Plan).

B. The Holder is an employee of the Company or one of its Affiliates (as defined in the Plan), and has been designated by the Administrative Committee to receive a stock option under the Plan.

NOW, THEREFORE, the Company and the Holder covenant and agree as follows:

1. GRANT OF THE OPTION. Subject to the terms of this Agreement and the Plan, the Company hereby grants to the Holder a stock option (the "Option") to acquire from the Company the number of shares of the Common Stock, par value $.001, of the Company (the "Common Stock") set forth in the Notice of Grant, at the price set forth in the Notice of Grant (the "Option Price"). The Option is not intended to qualify as an "incentive stock option", as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2. TERM OF THE OPTION. Unless earlier terminated in accordance with the provisions of the Plan, the Option will terminate on the earliest to occur of (a) the expiration of Twenty (20) years from the Grant Date; (b) the expiration of ninety (90) days following termination of the Holder's employment with the Company for any reason other than death, Disability or Cause (as defined in Section 7.2(b) of the Plan); (c) the expiration of One
    (1) year following termination of the Holder's employment with the Company on account of death or Disability; and (d) the date of termination of the Holder's employment with the Company for Cause (as defined in Section 7.2(b) of the Plan); provided, however, that, in the case of termination of the Holder's employment with the Company for any reason other than death, Disability or Cause (as defined in Section 7.2(b) of the Plan), if the Holder dies after such termination but prior to termination of the Option as set forth in this Section 2 above, the Option will not terminate as set forth in this Section 2 above, but rather shall terminate on the earlier to occur of the expiration of Twenty (20) years from the Grant Date or the expiration of One (1) year following the Holder's death.

3. VESTING. The vesting schedule applicable to the Option shall be as set forth in the Notice of Grant, subject to sub-paragraphs (a) and (b) below. On any scheduled vesting date, vesting actually will occur only if you remain an employee of the Company or any of its Affiliates (as defined in the Plan) through the vesting date.

        (a) Notwithstanding anything in this Agreement to the contrary, if the Company terminates Holder's employment for any reason other than for Cause (as defined in Section 7.2(b) of the Plan) and Holder executes and delivers a Settlement Agreement and Release ("Release") satisfactory to the Company on or before the Effective Date (as defined in the Release), the vesting schedule set forth below shall apply instead of the vesting schedule described in the Notice of Grant.

               VESTING UPON EXECUTION OF RELEASE. 1/60 of the shares subject to the Option shall vest upon the completion of one month of employment following the date on which the



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               vesting of the Option commences, and an additional 1/60 of the shares subject to the Option shall vest upon the completion of each successive month of employment thereafter, up to the Holder's date of termination (as defined in the Release).

        (b) If the Holder's employment with the Company terminates for any reason other than the Holder's death, the Option will not vest further following such termination. If the Holder's employment with the Company terminates due to the Holder's death, the Option will fully vest on the date of termination of employment. In either case, to the extent the Option is vested, it shall be exercisable only prior to its termination as provided in Section 2.

4. OTHER LIMITATIONS OF THE OPTION. The Option is subject to all of the provisions of the Plan, including but not limited to Section 4.2 (which permits adjustments to the Option upon the occurrence of certain corporate events such as stock dividends, extraordinary cash dividends, reclassifications, recapitalizations, reorganizations, split-ups, spin-offs, combinations, exchanges of shares, and warrants or rights offerings) and
    Section 7.1 (which applies in the event of an Approved Transaction or Control Purchase).

5. EXERCISE OF THE OPTION. To exercise the Option, the Holder must do the following:

        (a) deliver to the Company a written notice, in the form attached to this Agreement as Exhibit A, specifying the number of shares of Common Stock for which the Option is being exercised;

        (b) tender payment of the aggregate Option Price for the shares for which the Option is being exercised, which payment may be made (i) in cash or by check; or (ii) by such other means as the Administrative Committee, in its sole discretion, shall permit at the time of exercise;

        (c) pay, or make arrangements satisfactory to the Administrative Committee for payment to the Company of all federal, state and local taxes, if any, required to be withheld by the Company in connections with the exercise of the Option; and

        (d) execute and deliver to the Company the documents required by the Plan and any other documents required from time to time by the Administrative Committee in order to promote compliance with applicable laws, rules and regulations.

6. DELIVERY OF SHARE CERTIFICATE. As soon as practicable after the Option has been duly exercised, the Company will deliver to the Holder a certificate for the shares of Common Stock for which the Option was exercised. Unless the Option has expired or been exercised in full, the Company and the Holder agree to execute a new Stock Option Agreement, covering the remaining shares of Common Stock that may be acquired upon exercise of the Option, which will be identical to this Agreement except as to the number of shares of Common Stock subject thereto. In lieu of replacing this Agreement in such manner, the Company may affix to this Agreement an appropriate notation indicating the number of shares for which the Option was exercised and return this Agreement to the Holder.

7. NONTRANSFERABILITY. The Option is not transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Holder only by the Holder or the Holder's court appointed legal representative.

8. WARRANTIES AND REPRESENTATIONS OF THE HOLDER. By executing this Agreement, the Holder accepts the Option, acknowledges receipt of a copy of the Plan and the Prospectus, and agrees to comply with all of the provisions of this Agreement.

9. RIGHTS OF THE SHAREHOLDER. The Holder will have no rights as a shareholder of the Company on account of the Option or on account of shares of Common Stock which will be acquired upon exercise of the Option (but with respect to which no certificates have been issued).



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10. TAX WITHHOLDING. The Holder agrees to pay, or to make arrangements satisfactory to the Administrative Committee for payment to the Company of, all federal, state and local income and employment taxes, if any, required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder fails to do so, then the Holder hereby authorizes the Company to deduct all or any portion of such taxes from any payment of any kind otherwise due to the Holder.

11. POLICY ON AVOIDANCE OF INSIDER TRADING. The Holder acknowledges that he/she has received and read the RealNetworks Policy on Avoidance of Insider Trading, and, if applicable, the Addendum to the Policy on Avoidance of Insider Trading, and the Holder agrees to comply with the Policy's terms, together with the terms of the Addendum, if applicable.

12. FURTHER ASSURANCES. The Holder agrees from time to time to execute such additional documents as the Company may reasonably require to effectuate the purposes of the Plan and this Agreement.

13. BINDING EFFECT. This Agreement shall be binding upon the Holder and the Holder's heirs, successors and assigns.

14. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement and the exhibits hereto, together with the Plan and agreements referenced in this Agreement and/or the Plan, constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. Except as otherwise provided in the Plan, no modification of the Option or this Agreement, or waiver of any provision of this Agreement or the Plan, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

15. COST OF LITIGATION. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgement or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and fees in any appellate proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorney's fees shall be included as part of the judgment.

16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington.

17. SEVERABILITY. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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                                                                       EXHIBIT A

                           FORM OF EXERCISE OF OPTION


To: RealNetworks, Inc.
    2601 Elliott Avenue, #1000
    Seattle, WA 98121

The undersigned holds Option Number NQ-___ (the "Option"), represented by a Stock Option Agreement dated effective as of ____________ (the "Agreement"), granted to the undersigned pursuant to the RealNetworks, Inc. 1996 Stock Option Plan, as Amended and Restated (the "Plan"). The undersigned hereby exercises the Option and elects to purchase ______________ shares (the "Shares") of Common Stock of RealNetworks, Inc. (the "Company") pursuant to the Option. This notice is accompanied by full payment of the Option Price of $______ per share for the Shares in cash or by check or in another manner permitted by Section 5(c) of the Agreement. The undersigned has also paid, or made arrangements satisfactory to the Administrative Committee administering the Plan for payment of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise of the Option.

Date:
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                                            SIGNATURE OF HOLDER



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